RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (this "***Agreement***"), is made as of March 17TH, 2017, by and among **G FarmaLabs Limited**, a Nevada corporation (the "***Company***"), and Mentor Capital, Inc., a Delaware corporation (the "***Investor***").

RECITALS

WHEREAS, the Company and the Investor are parties to that certain Notes Purchase Agreement of substantially even date herewith (the "***Purchase Agreement***"); and

WHEREAS, in order to induce the Investor to enter into the Purchase Agreement, the Company hereby agrees that this Agreement shall govern certain rights of the Investor;

NOW, THEREFORE, the parties hereby agree as follows:

1. **DEFINITIONS**. For purposes of this Agreement:

(a) "**Affiliate**" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b) "**Exchange Act**" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(c) "**New Securities**" means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

(d) "**Person**" means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(e) "**SEC**" means the Securities and Exchange Commission.

2. **REGISTRATION**. The Company covenants and agrees as follows:

(a) **Consent for Registration**. Until that date which is one year following the repayment to Investor of all amounts due to Investor, the Company shall not register or qualify or propose to register or qualify (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its securities in connection with the public offering of such securities, without the written consent of Investor, at Investor's sole option, which consent may be given or withheld for any reason and for no reason.

(b) **No Consent Option.** Notwithstanding Section 2(a) above, the Company may so register or qualify or propose to register or qualify such shares, without such consent, following and conditioned upon issuance to Investor of that number of shares of each class or series of stock then outstanding equal to 1.5% of each such number of shares, calculated on a full dilution full conversion

basis, including the deemed issuance of all shares reserved for equity and other incentive plans.

(c) Limitations on Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that allows such holder or prospective holder (i) to include such securities in any registration, or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

3. INFORMATION RIGHTS. The Company shall promptly deliver to Investor the following:

(a) Audit. Such information, documentation, and inspections as are necessary or desirable for Investor's auditors to review in connection with their review or audit of Investor's books and accounts;

(b) Other Information. Such other information relating to the financial condition, business, prospects, or corporate affairs of the Company related to the Purchase Agreement or the Notes as Investor may from time to time reasonably request; *provided, however,* that the Company shall not be obligated under this Section 3(b) to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(c) Inspection. The Company shall permit Investor, at such Investor's expense, to visit and inspect the Company's properties.

(d) Confidentiality. Investor agrees that Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its loans and the Company's performance in repaying its obligations to the Investor) any confidential information obtained from the Company pursuant to the terms of this Agreement unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this paragraph by Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company's confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; *provided, however,* that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its loans to the Company; (ii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, *provided* that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law, *provided* that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. RIGHTS TO FUTURE STOCK ISSUANCES. If the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to Investor. Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and any Affiliates.

(a) Notice. The Company shall give notice (the "***Offer Notice***") to Investor,

stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities. Company shall candidly discuss the Offer Notice with Investor at Investor's request.

(b) Election. By notification to the Company within thirty (30) days after the Offer Notice is given, Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice all or any portion of the New Securities offered. The closing of any sale pursuant to this Section shall occur within ninety (90) days of the date that the Offer Notice is given.

(c) Unsubscribed. If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired the Company may, during the ninety (90) day period following the expiration of the period provided in paragraph (b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Section.

(d) Termination. The covenants set forth in this Section 4 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon an actual dissolution and liquidation, without successor, whichever event occurs first.

5. ADDITIONAL COVENANTS. So long as the obligations to Investor under the Purchase Agreement and the Notes have not been repaid in full, the Company hereby covenants and agrees with Investor that it shall not, without Investor's approval:

(a) make, or permit any subsidiary to make, any loan or advance to, or purchase or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) incur any aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by Company's Board of Directors, other than trade credit incurred in the ordinary course of business;

(e) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any "associate" (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any "management bonus" or similar plan providing payments to employees, except for transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company's business and upon fair and reasonable terms that are approved by a majority of the Company's Board of Directors;

(f) hire or change the compensation of the executive officers;

(g) sell, assign, license, pledge, or encumber real property, material technology, or intellectual property, other than licenses granted in the ordinary course of business; or

(h) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $100,000.

6. MISCELLANEOUS.

(a) Successors and Assigns. The rights under this Agreement may be assigned by Investor.

(b) Governing Law. This Agreement shall be governed by the internal laws of the State of California.

(c) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon receipt.

(f) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(g) Severability. In the event that any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

(h) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(i) Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of California

or the United States District Court for the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(j) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(k) No Rules of Construction. The parties intend that for all purposes they be treated as joint authors hereof and intend that no rules of construction be employed in the interpretation herefo.

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

G FARMALABS LIMITED,
a Nevada corporation

By: ______________________
Cristina Gonzalez, its President

MENTOR CAPITAL, INC.,
a Delaware corporation

By: ______________________
Chet Billingsley, its Chief Executive Officer